EXHIBIT 10.11

                   PARENT OPTION AGREEMENT

    PARENT OPTION AGREEMENT, dated March 22, 1996 (the
"Agreement"), by and between Simmons Company, a Delaware corporation (the "Company") and Simmons Holdings, Inc., a
Delaware corporation ("Holdings").

     WHEREAS, the parties to this Agreement have entered into a Stock Purchase Agreement dated February 21, 1996 (the "Stock Purchase Agreement") with certain stockholders of the Company pursuant to which, together with certain related transactions, Holdings indirectly purchased approximately 85% of the outstanding capital stock of the Company; and

    WHEREAS, the execution and delivery of this Agreement by the parties hereto is a condition to the purchase of shares under the Stock Purchase Agreement and each of the parties hereto deems it in its best interests to enter into this Agreement.

    NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

    1.     Definitions.  Capitalized terms used herein  have the
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following meanings:

    "Agreement" is defined in the preamble.

    "Company" is defined in the preamble.

    "Company Common Stock" means the common stock of the Company, par value $.01 per share.

     "Holdings" is defined in the preamble.

     "Holdings Class C Stock" means the Class C stock of
Holdings, par value $.01 per share.

    "Holdings Common Stock" means the common stock of Holdings, par value $.01 per share.

    "Holdings Stock" means Holdings Common Stock or Holdings
Class C Stock.

    "Management Anti-dilution Option Agreements" means the Anti-dilution Stock Option Agreements, each dated the date hereof, between Holdings and certain members of the Company's management.

    "Offsetting Option" is defined in section 2.

    "Management Option" is defined in section 2.



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    2.    Grant of Option. If Holdings shall grant to any
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director, employee, or consultant providing services to the
Company any security or other instrument (a "Management Option") convertible into shares of Holdings Common Stock or shares of Holdings Class C Stock, the Company shall grant, on the date of such grant by Holdings, a similar option (an "Offsetting Option") to Holdings. The Offsetting Option shall be exercisable for a number of shares of Company Common Stock equal to the number of shares of Holdings Stock to be received upon the exercise of the corresponding Management Option and the per share exercise price of the Offsetting Option shall equal the per share exercise price of the corresponding Management Option, subject to any adjustment as specified in Section 5 herein. Except for the terms and conditions set forth herein, every Offsetting Option shall contain, to the extent applicable, the same terms and conditions as the corresponding Management Option.

     3.    Exercise of Option. Subject to the terms contained
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therein, an Offsetting Option shall be exercised by Holdings only upon the exercise of the corresponding Management Option and the payment of the option exercise price thereof, and then only to the same extent.

     4.    Payment and Delivery of Certificate(s). Upon the
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exercise of a Offsetting Option Holdings shall pay to the
Company the aggregate exercise price of the shares of Company
Common Stock to be acquired upon such exercise. Upon such exercise and against payment of the exercise price thereof, the Company shall deliver to Holdings a certificate or certificates representing the number of shares of the Company Common Stock issuable upon such exercise.

    5.    Adjustment Upon Changes in Capitalization. The
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provisions of this Agreement and the terms of any Offsetting
Option shall be appropriately adjusted for any stock dividends, stock splits, recapitalizations, combinations, exchanges of shares or similar events affecting the capital stock of Holdings or the Company.

     6.   Miscellaneous.
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    (a) Assignment. This Agreement shall not be assigned by any
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party hereto without the prior written consent of the other party hereto.

    (b) Amendments. This Agreement may not be modified, amended,
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altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.



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    (c) Notices. All notices, requests, claims, demands and
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other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by delivery, by cable, telegram or telex, or by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective parties as follows:

     If to the Company:

     Simmons Company
     One Concourse Parkway
     Suite 600
     Atlanta, GA 30328
     Attn: Chief Executive Officer

     If to Holdings:

     Simmons Holdings, Inc.
     c/o INVESTCORP International Inc.
     280 Park Avenue, 37 West Floor
     New York, New York 10017
     Attn: Christopher J. O'Brien

     with a copy to:

     Gibson, Dunn & Crutcher
     200 Park Avenue
     47th Floor
     New York, New York 10166-0193
     Attn: Charles K. Marquis

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

    (d) Governing Law. This Agreement shall be governed by and
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construed in accordance with the substantive law of the State of
Delaware, without giving effect to the principles of conflict of laws thereof.

    (e)  Counterparts. This Agreement may be executed in several
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counterparts,  each of  which shall  be an  original but  all of which together shall constitute one and the same agreement.

    (f) Effect of Headings. The  section headings herein are for
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convenience only and shall not affect the construction thereof.



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    IN WITNESS WHEREOF, Simmons Company and Simmons Holdings,
Inc. have caused this Agreement to be duly executed on the day and year first above written.

                                   SIMMONS COMPANY

                                   By: /s/ Zenon S. Nie
                                       --------------------------------
                                       Name: Zenon S. Nie
                                       Title: Chief Executive Officer

                                   SIMMONS HOLDINGS, INC.

                                   By: /s/ John M. Kenney
                                       --------------------------------
                                       Name: John M. Kenney
                                       Title: Vice-President



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